SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              HELMSTAR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              HELMSTAR GROUP, INC.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY, JUNE 4, 1998


The Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company") will be held at the offices of Richard A. Eisner & Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Thursday, June 4, 1998 at 3:00 p.m. for the following purposes:

        1. To elect two (2) Directors to serve for a term of three (3) years;

        2. To ratify the selection of independent  public  accountants for 1998;
           and

        3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 17, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE.


                                              By Order of the Board of Directors


                                              Roger J. Burns
                                              Secretary

New York, New York
April 29, 1998

[GRAPHIC-LOGO FOR HELMSTAR]
                              HELMSTAR GROUP, INC.
                              2 World Trade Center
                                   Suite 2112
                            New York, New York 10048



--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Helmstar Group, Inc., a Delaware corporation (the "Company"), of proxies for use in voting at the Annual Meeting of Stockholders to be held at the offices of Richard A. Eisner & Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022, on Thursday, June 4, 1998 at 3:00 p.m., and any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Annual Meeting. The approximate date on which this Proxy Statement and the accompanying proxy will be mailed to stockholders is April 29, 1998. The Company's Annual Report, including financial statements, is being mailed to stockholders along with this Proxy Statement. The shares represented by the proxies received, properly dated and executed and not revoked, will be voted at the Annual Meeting. A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company at its principal office, 2 World Trade Center, Suite 2112, New York, New York 10048, an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the meeting and election to vote in person.

     On the matters coming before the Annual Meeting, shares for which proxies are received will be voted in accordance with choices specified by the stockholders by means of the ballot on the proxy. If no choice is specified, each share will be voted FOR the election of the two (2) nominees for Director listed in this Proxy Statement and FOR approval of Proposal 2 described in the attached notice and in this Proxy Statement.

     The close of business on April 17, 1998 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of the close of business on such date, the Company had 5,516,373 shares of Common Stock, $.10 par value, outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted for a vote of stockholders at the Annual Meeting.

     A majority of the outstanding shares of Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum is not present, in person or by proxy, the meeting may be adjourned from time to time until a quorum is obtained.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for such solicitation. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. The Company will reimburse those persons for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                                   MANAGEMENT


BOARD OF DIRECTORS

     Under the Company's By-Laws, the Board of Directors is divided into three classes. Members of each class are elected to serve for a term of three years and until their successors are elected or until their resignation, removal or ineligibility.

     During 1997, the Board had 7 meetings.

     The Company's By-Laws provide for an Executive Committee consisting of the Chairman of the Board and not less than two other Directors to exercise the powers of the Board during the intervals between meetings of the Board. During 1997, the Executive Committee consisting of Messrs. George W. Benoit, Roger J. Burns and Charles W. Currie had 10 meetings.

     The Board has an Audit Committee consisting of Directors who are not employees of the Company. This committee discusses audit and financial reporting matters with both management and the Company's independent public accountants. To ensure independence, the independent public accountants may meet with the Audit Committee with or without the presence of management representatives. During 1997, the Audit Committee consisting of Messrs. Joseph J. Anastasi, Charles W. Currie, David W. Dube and James J. Murtha had 1 meeting.

     The Board has a Compensation Committee for the purpose of reviewing the compensation of officers and employees of the Company and making recommendations to the Board with respect thereto. During 1997, the Compensation Committee consisting of Messrs. Benoit, Burns, Currie and Dube had 2 meetings.

     The Board has a Nominating Committee to propose nominees for election to the Board. During 1997, the Nominating Committee consisting of Messrs. Anastasi, Burns, Currie and Murtha had 1 meeting. The Nominating Committee will consider suggestions for potential nominees submitted by stockholders if mailed to the Chairman of the Board.

     The Board has an Incentive Compensation Committee for the purpose of administering and making incentive compensation awards under the Company's 1990 Incentive Compensation Plan. During 1997, the Incentive Compensation Committee consisting of Messrs. Anastasi, Currie, Dube and Murtha had 1 meeting.

     Each Director attended at least 75% of the aggregate of the total number of Board meetings and meetings of all committees of the Board on which he serves, except Mr. Murtha.


ELECTION OF DIRECTORS

     Two Directors whose terms expire at the Annual Meeting have been nominated for reelection for a term of three years. They are George W. Benoit and David
W. Dube.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES AND IT IS INTENDED THAT THE PROXIES RECEIVED WILL BE VOTED "FOR" THESE NOMINEES UNLESS OTHERWISE PROVIDED THEREIN. THE BOARD KNOWS OF NO REASON WHY ANY OF THESE NOMINEES WILL BE UNABLE TO SERVE, BUT, IN SUCH EVENT, THE PROXIES RECEIVED WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS THE BOARD MAY RECOMMEND.

DIRECTORS AND EXECUTIVE OFFICERS

     There are no family relationships among any of the Directors or executive officers of the Company.

     The Company does not pay Directors who are employees of the Company any fees for serving as Directors, but reimburses them for their out-of-pocket expenses in connection with such duties. The Company pays Directors who are not employees of the Company an annual retainer of $12,000 plus expenses incurred for attending meetings of the Board, Annual Stockholders Meetings and for each meeting of a committee of the Board not held in conjunction with a Board meeting.


NOMINEES FOR DIRECTOR FOR A 3 YEAR TERM

     GEORGE W. BENOIT, 61, has been President of the Company and a Director since 1971. In addition, Mr. Benoit has been Chairman of the Board of Directors since 1972.

     DAVID W. DUBE, 42, has been a Director of the Company since June 1996. Mr. Dube has been a Senior Vice President, Investment Banking with RAS Securities Corp. since March 1998, specializing in early stage financings, strategic financial planning and advisory services relating to mergers, acquisitions, capital formation and restructurings for private and public companies and was previously, from September 1997 to February 1998, a project finance consultant to the firm. Mr. Dube was President and Chief Executive Officer of Optimax Industries, Inc., a publicly-traded company with operating interests in the horticultural, decorative giftware and truck parts accessories industries, from July 1996 to September 1997. From February 1991 to June 1996, he was the principal of Dube & Company, a financial consulting firm. Mr. Dube serves on the boards of directors of publicly-traded The Forgotten Woman, Inc., an apparel retailer, and Safe Science, Inc., a biotechnology company, and privately-held Meyers Capital Management, LLC, a registered investment advisory firm. Mr. Dube is a certified public accountant in the state of New Hampshire.


DIRECTORS CONTINUING IN OFFICE

     JOSEPH G. ANASTASI, 60, has been a Director of the Company since September 1986. His current term as a Director expires in 1999. For more than the past five years, Mr. Anastasi has been president of The Anastasi Stephens Group, Inc. and Montgomery Realty Company, Inc. Montgomery Realty Company currently is engaged in property management and consulting. The Anastasi Stephens Group formerly was engaged in real estate development and has been inactive since January 1996. The Anastasi Stephens Group is the general partner of Muirkirk Manor Associates Limited Partnership. Muirkirk Manor filed bankruptcy in December 1994 and it was discharged in December 1995.

     ROGER  J.  BURNS,  60,  is a  Director  as well as  First  Vice  President,
Secretary, Treasurer and Chief Financial Officer of the Company. Mr. Burns joined the Company in 1974. He has been a Director of the Company since September 1986. His current term as a Director expires in 2000.

     CHARLES W. CURRIE, 55, has been a Director of the Company since 1986. His current term as a Director expires in 2000. Mr. Currie has been a partner with Asset Management Services LLC, a company that provides marketing services to investment managers, since August 1996. From June 1993 to July 1996, he was a Senior Vice President with Pryor, McClendon, Counts & Co., Inc., investment bankers. From July 1990 to June 1993, Mr. Currie was a Vice President with Reinoso & Co., Inc., a municipal bond dealer.

     JAMES J. MURTHA, 49, has been a Director of the Company since December 1986. His current term as a Director expires in 1999. Since June 1997, Mr. Murtha has been self-employed as a real estate investor. From August 1994 to June 1997, Mr. Murtha held the position of President of Kenwood Capital, L.P. He was the President of Kenwood Holdings, Inc. from February 1992 through August 1994. Both companies focus on real estate investments. In June 1997, Mr. Murtha filed a petition for personal bankruptcy, which is currently pending.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 31, 1998, concerning the beneficial ownership of the Company's Common Stock by (i) each Director of the Company and (ii) all Directors and executive officers of the Company as a group.

                                                                                    Beneficial Ownership
                                                                                    --------------------
                                                                                Number of
          Name                                                                   Shares             Percent
          ----                                                                   ------             -------
          George W. Benoit                                                      1,680,420            30.46%
          Roger J. Burns                                                           74,320             1.35
          Charles W. Currie(1)                                                    301,280             5.46
          Joseph G. Anastasi                                                        2,200            (2)
          David W.Dube                                                              5,200            (2)
          James J. Murtha                                                           4,000            (2)
          All Directors and executive officers as a group (6 persons)           2,067,420            37.48%

--------------
(1) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie has disclaimed any beneficial interest.
(2)  Less than 1 percent.

     Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than ten-percent shareholders are required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements were complied with.

     The following table sets forth information, as of March 31, 1998, concerning the beneficial ownership of the Company's Common Stock by each stockholder known by the Company to own more than 5% of the outstanding Common Stock.

                                                     Beneficial Ownership
                                                     --------------------
                                                 Number of
          Name and Address                        Shares             Percent
          ----------------                        ------             -------
         George W. Benoit                        1,680,420            30.46%
          Helmstar Group, Inc.
          2 World Trade Center
          New York, NY 10048

         Barry W. Blank(1)                         359,800             6.52
          P.O. Box 32056
          Phoenix, AZ 85064

         Charles W. Currie(2)                      301,280             5.46
          Asset Management Services LLC
          126 East 56 Street
          New York, NY 10022

------------------
(1) This information has been confirmed to the Company by Mr. Blank on April 23, 1998.
(2) Includes 200 shares of Common Stock owned by Mr. Currie's wife as to which Mr. Currie has disclaimed any beneficial interest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 10, 1989, the Company, through a wholly-owned subsidiary, entered into a general partnership with The Anastasi Stephens Group, Inc. ("AS Group"), an affiliate of Joseph G. Anastasi, a Director of the Company. Such partnership acquired, for $2,600,000, land in Prince Georges County, Maryland upon which it was developing an industrial/warehouse business park. The Company originally contributed $2,600,000 to the partnership but with the procurement of a construction loan, the partnership distributed $1,100,000 and $50,000 to the Company and AS Group, respectively. The Company and AS Group each have a 50% voting interest in the partnership. AS Group was entitled to receive a development fee of up to $180,000 for supervising construction of the project. During 1989 and 1990, $120,000 of such fee was paid from proceeds drawn pursuant to the construction loan.

     The   construction   loan  matured  in  March  1991.  The  partnership  was
unsuccessful in negotiating an extension of the loan. The lender foreclosed pursuant thereto, and the property was auctioned on March 31, 1992.

     Under the partnership agreement, an overall net loss following a disposition of the project is to be shared equally by the partners. Since the Company contributed more capital (net of distributions) than AS Group, AS Group was obliged to make a capital contribution to the partnership of approximately $600,000. Such contribution, in turn, would be distributed by the partnership to the Company. AS Group's shareholders, one of whom is Mr. Anastasi, a Director of the Company, personally guaranteed such obligation on a joint and several basis.

     In June 1996, the Company's Board of Directors approved a proposal for the Company's wholly-owned subsidiary to accept $200,000 in full satisfaction of the obligation of AS Group and its shareholders to make such capital contribution. Such amount was paid directly to the Company's wholly-owned subsidiary.


EXECUTIVE OFFICER COMPENSATION

     The following table shows, for the fiscal years ending December 31, 1997, 1996 and 1995, the cash and other compensation paid or accrued to the named executives for services in all capacities.

                                             SUMMARY COMPENSATION TABLE

                                                                      Annual Compensation
                                                                  ----------------------------
       Name and                                                                 Other Annual          All Other
       Principal Position                   Year       Salary       Bonus      Compensation(a)    Compensation (b)
       ------------------                   ----       ------       -----      ---------------    ----------------
       George W. Benoit                     1997      $201,830    $200,000                             $36,576
        Chairman of the Board               1996       203,376                                          36,774
         of Directors, President            1995       203,335     100,000         $1,154               36,872

       Roger J. Burns                       1997        85,212      35,000
        Director, First Vice President,     1996        93,397
         Secretary,Treasurer and            1995       126,034      20,000            721
         Chief Financial Officer

---------
(a)  Company's contribution to 401(k) Deferred Compensation Plan.
(b)  Company's  share of  insurance  premium  on  Split  Dollar  Life  Insurance
     Agreement.

     Executive compensation can vary widely from year to year. The Company may pay discretionary bonuses to its salaried employees. Bonuses are determined by the Compensation Committee of the Board of Directors.


                         COMPENSATION PURSUANT TO PLANS

     401(k) Cash or Deferred Compensation Plan. The Company maintains a tax-qualified 401(k) cash or deferred compensation plan that covers all employees who have completed one year of service and attained age 21. Participants are permitted, within the limitations imposed by the Internal Revenue Code, to make pre-tax contributions to the plan pursuant to salary reduction agreements. The Company may, in its discretion on an annual basis, make additional contributions. The Company matched 25% of employee contributions for a portion of the 1995 year. The contributions of the participants and the Company are held in separate accounts. Participants are always fully vested in both accounts. Amounts contributed pursuant to the plan for the benefit of executive officers are included in the above table under the heading "Other Annual Compensation."

     1990 Incentive Compensation Plan. The stockholders approved the Company's 1990 Incentive Compensation Plan (the "Plan") on June 7, 1990. On June 5, 1996, the Plan was amended to increase the number of shares available for grant (the "Amended Plan"). Pursuant to the Amended Plan, 750,000 shares of the Company's Common Stock have been reserved for issuance to officers and other key employees as incentive or nonqualified stock options, stock appreciation rights ("SARs") or restricted stock awards. Incentive stock options must have an exercise price per share equal to no less than the fair market value of the Company's Common Stock on the date of grant (110% in the case of a 10% stockholder). Incentive stock options may not be exercised after 10 years from the date of grant (five years in the case of a 10% stockholder). Nonqualified stock options cannot be exercised prior to one year or after ten years from the date of grant. Concurrently with nonqualified options granted, participants may also receive SARs. SARs will provide participants with cash equal to the difference between the fair market value of the number of shares for which the SAR award is exercised and the exercise price of nonqualified stock options on the date the SAR award is exercised. Restricted stock will be subject to restrictions which will render such shares subject to forfeiture. Additionally, restricted stock will be nontransferable during the period any restrictions apply. The Board of Directors has established an Incentive Compensation Committee to administer the Plan. No member of such committee shall be eligible to receive any type of award under the Plan. During 1992, options to purchase an aggregate of 150,000 shares were granted to employees, none of whom were executive officers. During 1996, options to purchase 50,000 of those shares expired. No other awards have been made under the Plan and no options have been exercised.

     Split Dollar Life Insurance Agreement. The Company's Chairman, George W. Benoit, is presently the owner and holder of 1,680,420 shares (30.46%) of the Company's Common Stock. The Company has been advised that on the death of George Benoit, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of all such shares might destabilize the market for the Company's publicly traded stock. Accordingly, as of January 20, 1995, the Company entered into an agreement (commonly known as a split dollar life insurance agreement) with a trust created by Mr. Benoit (the "Trust"). Under the terms of the agreement, the Company will pay the premiums for a $1,000,000 life insurance policy on the life of Mr. Benoit. The Trust has granted an interest in the policy to the Company to the extent of the sum of all premium payments made by the Company. These arrangements are designed so that if the assumptions made as to mortality experience, policy dividends and other factors are realized upon Mr. Benoit's death or the surrender of the policy, the Company will recover all of its insurance premium payments. The portion of the premium paid by the Company in 1997 pursuant to this arrangement was $36,576.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Richard A. Eisner & Company, LLP, as independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year 1998. This selection is being presented to the stockholders for their ratification at the Annual Meeting. The firm of Richard A. Eisner & Company, LLP, has audited the Company's financial statements since 1987.

     It is expected that representatives of Richard A. Eisner & Company, LLP, will attend the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate stockholder questions.

     Ratification of the selection of Richard A. Eisner & Company, LLP, as independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND, UNLESS A STOCKHOLDER SIGNIFIES OTHERWISE, THE PERSONS NAMED IN THE PROXY WILL SO VOTE.


                                  OTHER MATTERS

     The Board of Directors of the Company do not know of any other matters to be presented for action at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

     In order for stockholders' proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in New York, New York, prior to January 1, 1999.

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-KSB (without exhibits) will be provided without charge to any stockholder who submits a written request addressed to the Secretary of the Company.





                                              By Order of the Board of Directors




                                              /s/Roger J. Burns
                                              -----------------
                                              Roger J. Burns
                                              Secretary


April 29, 1998

                                REVOCABLE PROXY

                              HELMSTAR GROUP, INC.

    [ X ]    PLEASE MARK VOTES
             AS IN THIS EXAMPLE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   Revoking any such prior appointment, the undersigned hereby appoints Roger J. Burns and Joseph G. Anastasi, and each of them, attorneys and agents, with power of substitution to vote as Proxy for the undersigned as herein stated, at the Annual Meeting of Stockholders of Helmstar Group, Inc. (the "Company"), to be held at the offices of Richard A. Eisner & Company, LLP, 575 Madison Avenue, 8th Floor, New York, New York 10022 on Thursday, June 4, 1998 at 3:00 p.m., and at any adjournments thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

1. Election of Directors: To elect
   the nominees listed below:

   George W. Benoit
   David W. Dube
                                                         FOR ALL
                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------




2. Proposal to ratify the selection of independent public accountants.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


  Check the appropriate box to indicate the manner in which you direct the proxies to vote your shares.

  The Board of Directors recommends a vote FOR the election of the nominees and FOR the proposal.

  THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTORS AND (2) FOR THE PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN ITEMS (1) AND
(2) ABOVE, AND (3) IN THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

   The stockholder(s) hereby acknowledge(s) receipt of a copy of the Proxy Statement relating to such Annual Meeting.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


    Detach above card, sign, date and mail in postage paid envelope provided.

                              HELMSTAR GROUP, INC.

  Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY